UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2004

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California	90064-1021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 893-1600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit 99.1

Item 5. Other Events and Regulation FD Disclosure.

On July 2, 2004 Teledyne Investment, Inc., a subsidiary of Teledyne Technologies Incorporated, acquired for $41.5 million all of the stock of Reynolds Industries, Incorporated a supplier of specialized high voltage connectors and subassemblies for defense, aerospace and industrial applications.

The Press Release issued by Teledyne on July 2, 2004 is attached as an exhibit and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1 — Press Release issued by Teledyne Technologies Incorporated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Vice President and Chief Financial Officer

Dated: July 2, 2004